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                                  Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to incorporation by reference in the Registration Statements (Forms S-8, Nos. 33-48833, 333-33497) pertaining to the 1995 Stock Option Plan, 1996 Employee Stock Purchase Plan, and 1996 Non-Employee Directors' Stock Option Plan of our report dated February 9, 1998, with respect to the financial statements, included in this Annual Report (Form 10-K/A No. 2) for the year ended December 31, 1997.





                                                           ERNST & YOUNG LLP


Palo Alto, California
July 14, 1998